EXHIBIT 10.1

                             PERIPHONICS CORPORATION

                       1995 STOCK OPTION PLAN, AS AMENDED


     1. PURPOSE.

     The purpose of this Stock Option Plan, to be known as the 1995 Stock Option Plan (the "Plan"), is to advance the interests of Periphonics Corporation (the "Company") by enhancing the ability of the Company to attract and retain selected employees, consultants, advisors to the Board of Directors and qualified directors (collectively the "Participants") by creating for such Participants incentives and rewards for their contributions to the success of the Company, and by encouraging such Participants to become owners of shares of the Company's Common Stock, par value $0.01 per share, as the title or par value may be amended (the "Common Stock"). Options granted pursuant to the Plan may be incentive stock options ("Incentive Options") as defined in the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options, or both. The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

     2. EFFECTIVE DATE OF PLAN.

     The Plan will become effective upon approval by the Board of Directors (the "Board"), and shall be subject to the approval of the shareholders of the Company as provided under the Securities Act of 1933, as amended (the "Act").

     3. AVAILABLE SHARES.

     The total number of shares of Common Stock for which options may be granted under the Plan shall not exceed 2,200,000 shares, subject to adjustment in accordance with Paragraph 12 of the Plan. Shares of Common Stock subject to the Plan are authorized but unissued shares of Common Stock or shares of Common Stock that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares of Common Stock reserved therefor shall continue to be available under the Plan.

4.       ADMINISTRATION.

     The Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. The Committee shall consist of not fewer than two members. Each of the members of the Committee must be a "disinterested person" as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

     5. ELIGIBILITY.

     The Participants in the Plan shall be all employees, consultants, advisors to the Board of Directors and qualified directors of the Company or any of its present or future subsidiaries whether or not they are also officers of the Company. Members of the Committee are eligible only if they do not exercise any discretion in selecting Participants who receive grants of options, in determining the number of shares to be granted to any Participant or in determining the exercise price of any options, or if counsel to the Company may otherwise advise the Committee that the taking of any such action does not impair the status of such eligible Committee members as "disinterested persons" within the meaning of Exchange Act Rule 16b-3.

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     6. GRANTING OF OPTIONS.

     (a) Subject to the provisions of the Plan, the Committee, with the approval of the Chief Executive Officer of the Company, shall determine and designate from time to time those persons to whom options are to be granted. Options shall be granted on such terms as the Committee, with the approval of the Chief Executive Officer of the Company, shall determine except that Incentive Options shall be granted on terms that comply with the Code and Regulations thereunder.

     (b) No options shall be granted after February 8, 2005 but options previously granted may extend beyond that date.

     7. EXERCISE PRICE.

     The purchase price of the Common Stock covered by an option granted pursuant to the Plan shall be 100% of the fair market value per share of a share of Common Stock on the day the option is granted (the "Exercise Price"). Notwithstanding the foregoing, if any person to whom an option is to be granted owns in excess of ten percent of the outstanding capital stock of the Company, then no option may be granted to such person for less than 110% of the fair market value on the date of grant as determined by the Board. The Exercise Price will be subject to adjustment in accordance with the provisions of Paragraph 10 of the Plan. For purposes of the Plan, "fair market value" shall be (i) the closing price of the Company's Common Stock appearing on a national securities exchange if the Company's Common Stock is listed on such an exchange, or if not listed, the closing bid price appearing on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"); or (ii) if the Shares are not listed on NASDAQ, then the closing bid price for the Company's Common Stock as listed in the National Quotation Bureau's pink sheets; or (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the closing bid price as determined following a polling of all dealers making a market in the Company's Common Stock.

     8. PERIOD OF OPTION.

     Unless sooner terminated in accordance with the provisions of Paragraph 10 of the Plan, an option granted hereunder shall be for a term of five (5) years.

     9. VESTING OF SHARES AND NON-TRANSFERABILITY OF OPTIONS.

     (a) Vesting. Options granted under the Plan shall not be exercisable until they become vested. Options granted shall vest in the optionee and become immediately exercisable by the optionee in four annual installments of 25% each on the first, second, third and fourth anniversaries of the date of grant.

     (b) Legend on Certificates. The certificates representing such shares of Common Stock shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     (c) Non-transferability. Any option granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder, and shall be exercisable during the optionee's lifetime only by him or her.

     10. TERMINATION OF OPTION RIGHTS.

     All previously unexercised options including options which have not vested shall terminate and be forfeited automatically upon the termination for any reason whatsoever of a Participant's status as an employee, consultant or advisor to the Board other than termination by reason of the Participant's death or permanent disability.

     If a Participant dies or becomes permanently disabled at a time when he is entitled to exercise an option, then at any time or times within one year after his death or permanent disability such options may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his death or Permanent Disability, by the Participant or, in the case of death, by his personal representative or the person or persons to whom the options are transferred by will or the applicable laws of descent and distribution, and except as so exercised such options will expire at the end of such period.


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     11. EXERCISE OF OPTION.

     Subject to the terms and conditions of the Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Periphonics Corporation, 4000 Veterans Memorial Highway, Bohemia, New York 11716, Attention: Chief Financial Officer, stating the number of shares of Common Stock with respect to which the option is being exercised, accompanied by payment in full for such shares of Common Stock. Payment may be made:

     (a) in United States dollars in cash or by certified check; or

     (b) by tendering shares of Common Stock of the Company already owned by the person or persons exercising the option (provided that such shares of Common Stock have been owned for at least six months prior to tender), valued at fair market value determined in accordance with the provisions of Paragraph 7; or

     (c) by a combination of cash or certified check and Common Stock as provided in (a) and (b) above; or

     (d) in the discretion of the Committee, by the issuance by an optionee of a promissory note, which shall be payable in more or more installments and over such period of time (not in excess of five years) as determined by the Committee and shall bear interest at such rate as shall be determined by the Committee, which in no event shall be less than the minimum rate required by the provisions of Section 483 of the Code to award the imputation of income to such optionee.

     The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares of Common Stock acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares of Common Stock on the books of the Company and shall cause the fully executed certificate(s) representing such shares of Common Stock to be delivered to the optionee as soon as practicably after payment of the option price in full.

     The holder of an option shall not have any rights of a stockholder with respect to the shares of Common Stock covered by the option, except to the extent that one or more certificates for such shares of Common Stock shall be delivered to him or her upon the due exercise of the option.

     12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER MATTERS.

     Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

     (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

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     (b) Merger;  Consolidation;  Liquidation;  Sale of Assets. In the event the
Company  is  merged  into  or  consolidated   with  another   corporation  under
circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of all or substantially all
of  its  assets  to  another   corporation  while  unexercised   options  remain
outstanding under the Plan:

     (i) subject to the provisions of clauses (iii), (iv) and (v) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of the shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or

     (ii) the Committee may waive any discretionary limitations imposed with respect to the exercise of the option so that all options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Committee, shall be exercisable in full; or

     (iii) all outstanding options may be cancelled by the Committee as of the effective date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option, and each holder thereof shall have the right to exercise such option in full (without regard to any discretionary limitations imposed with respect to the option) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or

     (iv) all outstanding options may be cancelled by the Committee as of the date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option and each such holder thereof shall have the right to exercise such option but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or

     (v) the Committee may provide for the cancellation of all outstanding options and for the payment to the holders of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

     (c) Issuance of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options, provided, however, in the event the Company issues or sells any Common Stock or Common Stock Equivalents without consideration or for consideration per share less than the current fair market value per share (as defined in Paragraph 7 above) on the date of such issuance or sale, or fixes a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to purchase Common Stock (or Common Stock Equivalents) at a price per share (or having an exercise or conversion price per share) less than the then current fair market value per share, the Exercise Price shall be adjusted so that it will equal the price determined by multiplying the Exercise Price in effect immediately prior to the adjustment by a fraction, of which the numerator shall be (i) the number of shares outstanding on the record date for such sale or issuance, plus (ii) the number of additional shares which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at the fair market value, and of which the denominator shall be
(x) the number of shares outstanding on the record date for such issuance or sale, plus (y) the number of additional shares offered for subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible). Each adjustment shall become effective retroactively immediately after the record date for the issuance. To the extent that Common Stock (or Common Stock Equivalents) are not delivered after the expiration of such subscription rights, options or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares (or Common Stock Equivalents) actually delivered. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Paragraph 3 of the Plan that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect such events. The Committee shall determine the specific adjustments to be made under this Paragraph 12 and its determination shall be conclusive.

     13. RESTRICTIONS ON ISSUANCE OF SHARES.

     Notwithstanding the provisions of Paragraphs 9 and 11 of the Plan, the Company shall not be obligated to deliver any Common Stock unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding Common Stock is at the time listed on any securities exchange, unless and until the Common Stock to be delivered has been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of the Common Stock have been approved by the Company's counsel.

     14. REPRESENTATION OF OPTIONEE.

     If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in Securities Act of 1933).

     15. OPTION AGREEMENT.

     Each option is granted under the provisions of the Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

     16. TERMINATION AND AMENDMENT OF PLAN.

     Options may no longer be granted under the Plan after February 8, 2005, and the Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Committee may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Committee may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting:

     (a) increase the maximum number of shares for which options may be granted under the Plan (except by adjustment pursuant to Section 12);

     (b) materially modify the requirements as to eligibility to participate in the Plan;

     (c) materially increase benefits accruing to option holders under the Plan; or

     (d) amend the Plan in any manner which would cause Rule 16b-3 to become inapplicable to the Plan;

     and provided further that the provisions of the Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including, without limitation, provisions as to eligibility, amount, price, and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

     17. WITHHOLDING OF INCOME TAXES.

     Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

     18. COMPLIANCE WITH REGULATIONS.

     It is the Company's intent that the Plan comply with all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended version thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of the Plan is deemed not be in compliance with Rule 16b-3, the provision shall be null and void.

     19. GOVERNING LAW.

     The validity and construction of the Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.